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                                                                    Exhibit 99.2

                                      NEWS

FOREST OIL CORPORATION                                          FORCENERGY INC
1600 BROADWAY, SUITE 2200                                  3838 NORTH CAUSEWAY
DENVER, COLORADO 80202                               LAKEWAY THREE, SUITE 2300
                                                     METAIRIE, LOUISIANA 70002
Contacts:
Donald H. Stevens, Vice President                                    Joe Grady
     and Treasurer                                     Chief Financial Officer
303/812-1500                                                      504/838-7022


FOR IMMEDIATE RELEASE

                    FOREST OIL CORPORATION AND FORCENERGY INC
                    ANNOUNCE THIRD QUARTER OPERATIONS RESULTS

DENVER, COLORADO - NOVEMBER 13, 2000 - Forest Oil Corporation (NYSE:FST) (Forest) and Forcenergy Inc (NASDAQ:FORC) announced today their third quarter operations summary and upcoming projects for their International, Gulf of Mexico, Western, Alaska and Canadian operations. These results give effect to the proposed merger between Forest and Forcenergy. For the third quarter of 2000, the pro forma daily production averaged 501 mmcfe (million cubic feet equivalent of natural gas), up 1.4% from 494 mmcfe in the second quarter of 2000. This is the third sequential quarterly production increase for the combined entities on a pro forma basis, all as a result of drilling operations.


INTERNATIONAL

~ SOUTH AFRICA IBHUBEZI (70% WORKING INTEREST)
Forest has drilled and logged the first of four planned exploratory wells on its Ibhubezi Prospect. The A-K2 exploratory well spudded October 5th and was drilled to a total depth of 3,430 meters. Casing has been set to total depth and the well is being tested in two zones. The first zone tested at over 30 mmcf/d of natural gas and associated condensate through a 3/4" choke with 2,200 psi tubing pressure on a 12 hour test. After completion of testing on the A-K2 well, the rig is scheduled to move approximately seven kilometers to drill the second location.

~ ALBANIA (30% WORKING INTEREST)
The planned spud date for the Shpiragu #1 is November 15th. The well is projected to reach total depth in 195 days.


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~ SWITZERLAND (60% WORKING INTEREST)
Forest Oil Switzerland has plugged the Weiach #2 well and suspended operations. The well, which was drilled to a total depth of 2,014 meters, tested water from an interval of tight sandstone reservoirs with gas shows.


GULF OF MEXICO

OFFSHORE

~ HIGH ISLAND 116 (100% WORKING INTEREST)
The #4 well drilled to a total depth of 14,830 feet measured depth and has encountered significant pay. Initial production from the well is scheduled for December, at a rate expected to approximate that of the B-1 and B-2 wells.

~ EUGENE ISLAND 53 (100% WORKING INTEREST)
The #15 well drilled to a total depth of 15,100 feet and logged 110 feet true vertical depth of gas pay in three zones. Forest is in the process of completing the well and anticipates initial production will be in December.

~ EUGENE ISLAND 292 (45% WORKING INTEREST)
Two wells have been drilled, completed and placed on-line at a combined rate of
20.2 mmcfe/d. A third well (B-12) is currently being completed with initial production expected in November at a rate of approximately 10.0 mmcfe/d. In addition, a fourth well (D-9) is scheduled to be drilled before year-end.

~ EUGENE ISLAND 147 (25% WORKING INTEREST)
Two wells have been drilled and completed. Both wells are now scheduled for initial production in March of 2001.

~ WEST CAMERON 225 (26.7% WORKING INTEREST)
Forest participated in the drilling of the #6 well which reached total depth in August. Hydrocarbons were found as expected in three zones and initial production is anticipated in December.

 ~ HIGH ISLAND 132 (25% WORKING INTEREST)
Forest is participating with Unocal in the "Chi Chi" prospect. The well is permitted to a total depth of 17,632 feet and was spudded in October of this year.

~ VERMILION BLOCK 380 (100% WORKING INTEREST)
The A-1 well was drilled to a total measured depth of 7,735 feet and encountered 129 true vertical feet of gas pay in multiple zones. The initial completion in the Trim (A) D-4 sand is currently producing 2.2 mmcf/d.


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~ HIGH ISLAND 195 (23.5% WORKING INTEREST)
The C#6 well was completed and is producing 16.4 mmcfe/d. The C#7 well found 105 true vertical feet of gas pay in multiple sands after drilling to a total measured depth of 18,378 feet. The well has been completed in the Rob L-C sand and is producing at a rate of 18.4 mmcfe/d. Apache is the operator.

~ WEST CAMERON 110 #15  (37.5% WORKING INTEREST)
The BP operated well was drilled to a total measured depth of 10,973 feet and found 157 true vertical feet of gas pay. The well was dual completed and initial production is scheduled for December.

ONSHORE

~ MCALLEN RANCH, SOUTH TEXAS (50% WORKING INTEREST)
Forest has plans to spud two wells in early December of this year pending rig availability. This will make seven wells drilled to date since our reemphasis in this field 18 months ago.

~ KATY, TEXAS GULF COAST (52% WORKING INTEREST)
Forest is working in conjunction with Exxon / Mobil to acquire a 3-D seismic shoot over this 9.0 tcf (trillion cubic feet) plus field and anticipates the field work to begin in the first quarter of 2001.

~ SOUTH LOUISIANA PROPERTIES (VARIOUS WORKING INTERESTS)
Forest has finished numerous field studies including the interpretations of the associated 3-D seismic on the South Louisiana Properties that were purchased in 1998 and plans to step-up operations in 2001 in an effort to create additional value in these assets.


WESTERN REGION

~ JONAH FIELD - GREEN RIVER BASIN, WYOMING (64% WORKING INTEREST)
Forest completed the successful drilling of the Elm #23-22 in the Jonah Field. The Elm #23-22 has 464 feet of net pay and will be completed with eight fracture stimulations beginning on November 7th. The two wells completed earlier this year, Elm #23-13 and Elm #23-14, are producing at a combined rate of 13 mmcf/d with cumulative production of 3.0 bcf (billion cubic feet). Forest plans to drill the Elm #23-12, a north offset to the Elm #23-22, in the fourth quarter.


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ALASKA

~ REDOUBT SHOAL (100% WORKING INTEREST)
The platform rig is in the final stages of completion and the well is expected to spud in the next two weeks. The #1 well will be drilled to a total depth of 15,636 feet.

~ WEST MCARTHUR RIVER (46% WORKING INTEREST)
 The WMRU #6 well was drilled to a measured depth of 14,963 feet and encountered 300 feet of net vertical pay. The well was placed on production early in the fourth quarter and is currently producing approximately 1,900 bo/d (barrels of oil per day).


CANADA

Eighteen of twenty-one wells drilled during the first nine months of 2000 were successful. Forest is currently drilling six wells: one in the Northwest Territories, four in the Foothills and one in the Alberta Plains.

NORTHWEST TERRITORIES

~ LIARD (50% WORKING INTEREST)
         ~ DEEP NAHANNI (SOUR GAS)
The C-31 exploratory well, located two miles north of the Chevron K-29 well, is currently drilling and is expected to reach the top of the Nahanni formation in late-November.

Production from the P-66 well was curtailed to approximately 8 mmcf/d of raw gas when operatorship changed in August 2000. Since that time, the gas production rate decreased to approximately 5 mmcf/d, as the field became limited by water disposal capacity. The operator has recently initiated operations to increase the field's water disposal capacity, allowing the raw gas production from the P-66 well to return to approximately 7 mmcf/d. Current development plans include the acquisition of 3D seismic data in the summer of 2001 to further delineate the P-66 structure.

         ~ MATTSON (SWEET GAS) (33% WORKING INTEREST)
Forest's interest in the I-46 well, a direct offset to the F-36 discovery, is scheduled for completion and initial production in December. The 2-D seismic shot in the first quarter of 2000 has been interpreted and an exploratory well at NO-1 is scheduled to spud in December.


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THE FOOTHILLS

~ CUTPICK (40% WORKING INTEREST)
Forest is currently active on its sixth well and is approaching intermediate casing depth at 2,300 meters. A second drilling rig is currently moving to a seventh location. To date, Forest has had 100% success through the first five wells drilled. The first four wells tested at a combined rate of 22 mmcf/d and the fifth well is being completed and tested in two prospective zones.

A license to construct a 23-mile pipeline to produce the field was received on November 6th. Construction contracts have been awarded and installation of the line has commenced. Initial production is expected in the first quarter of 2001.

~ NARRAWAY (50% WORKING INTEREST)
Two Cretaceous gas wells have been placed on production at a combined rate of
3.7 mmcf/d and a third well is currently being completed while a fourth well is drilling.

~ FEDERAL  (40% WORKING INTEREST)
The Federal prospect is being drilled and it is expected that this 8,000-foot Mississipian (sour gas) test will reach total depth in early December.

~ WATERTON/BURMIS (40% WORKING INTEREST)
A 100-square mile 3-D seismic program shot jointly with Shell Canada is now 100% complete. Processing and interpretation of the data is expected to be completed in the 2nd quarter of 2001. Current plans are to commence the first joint venture well in June.


EARNINGS RELEASE AND TELECONFERENCE CALL

Forest Oil Corporation will release third quarter results Monday, November 13, 2000, after the close of business. Company's management will hold a teleconference call on Tuesday, November 14, 2000 at a.m. Eastern Standard Time to review the third quarter results. If you would like to participate, please call toll-free 888/781-5307 (for U.S./Canada) and 706/634-0611 (for
International) and request the Forest Oil teleconference. There will be no replay of this conference call.

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FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Forest believes that its expectations are based on reasonable assumptions, it can give no assurance that expected results will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in commodity prices for oil and gas, operating risks and other risk factors as described in the Forest's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) and Forest's joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the SEC on November 7, 2000 in connection with the proposed merger between Forest and Forcenergy.


INVESTOR NOTICES

Investors and security holders are advised to read the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed with the SEC on November 7, 2000 in connection with the proposed merger between Forest and Forcenergy. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by Forest and Forcenergy with the SEC at the SEC's web site at www.sec.gov. The joint proxy statement/prospectus and such other documents (relating to Forest) may also be obtained for free from Forest by directing such request to: Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202, Attention:
Donald H. Stevens, Vice President and Treasurer; telephone: 303-812-1400; e-mail: InvestorRelations@ForestOil.com.

Forest, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from Forest's shareholders in connection with the merger. Information regarding such persons and a description of their interests in the merger is contained in the Registration Statement on Form S-4.


Forest Oil Corporation is engaged in the acquisition, exploration, development, production and marketing of natural gas and crude oil in North America and selected International locations. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Oklahoma, Texas, Wyoming and in Canada in Alberta and the Northwest Territories. Forest's common stock trades on the New York Stock Exchange under the symbol FST.

November 13, 2000

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